EXHIBIT 10.22.1

[ * ] =Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

License Agreement

hereinafter "Agreement"

between

Infineon Technologies Austria AG, a corporation duly organized and existing under the laws of Austria and having offices at Siemensstrasse 2, 9500 Villach, Austria

(hereinafter referred to as "Infineon")

and

NEXX Systems, Inc., a corporation duly organized and existing under the laws of the United States, and having offices at 900 Middlesex Turnpike, Building 6, Billerica, MA 01821-3929, USA

(hereinafter referred to as "NEXX")

Infineon and NEXX are hereinafter referred to as "Parties

WHEREAS  NEXX has, on behalf of Infineon, developed special tool customizations for Infineon ("[*] Device" as defined in Section 1) beyond existing NEXX technology, based on the tool platform of NEXX Stratus S200 (hereafter "Tool Platform"), for [*] ready for use in Infineon's manufacturing process for logic and power semiconductors;

WHEREAS  Infineon, per a development agreement separately entered into between the Parties, has sole right and title to such [*] Device;

WHEREAS  NEXX is interested to acquire a license in such [*] Device for further development of its tool platform and for distribution to its customers;

WHEREAS  Infineon is willing to grant NEXX a comprehensive [*] license to use such [*] Device;

[ * ] =Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

NOW THEREFORE, the Parties agree to base their relationship on the following contractual terms and conditions:

Section 1 - Definitions

Wherever used in this Agreement, unless otherwise indicated expressly in the context of this Agreement, the following terms shall have the following meanings ascribed to them:

1.1
"Affiliate" shall mean a legal entity that directly or indirectly, through one or more intermediaries, controls a Party, or is controlled by a Party, or is under common control with a Party; provided, that such entity shall constitute an Affiliate of the Party only so long as such control exists. For purposes of this definition, "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a legal entity, whether through ownership of voting stock, by contract, or otherwise.

1.2	"Agreement" shall mean this license agreement including its Annexes.

1.3
"Documentation" shall mean the user manuals and other information related to the [*] Device, in either printed or machine readable form, which are available at Infineon as set out in Annexes 1, 2, and 6.

1.4	"Effective Date" shall mean the date specified in Art. 14.1 of this Agreement.

1.5
"Intellectual Property Rights" shall mean any patents, patent rights, trade marks, service marks, registered designs, applications for any of the foregoing, copyright, unregistered design right and any other similar protected rights in any country.

1.6	"Licensed Product/s" shall mean any product based on the tool platform of NEXX Stratus 5200 sold by NEXX, incorporating the [*] Device or derivatives thereof as defined in Section 1.8 below.

1.7	"Specification" shall mean the specification attached to this Agreement in Annex 1 describing and determining the [*] Device in its material features.

1.8
"[*] Device" shall mean special tool customizations for Infineon beyond existing NEXX technology, based on the tool platform of NEXX Stratus 5200, for [*] as more specifically described in Annex I hereto.

1.9	"Infineon Background IPR" shall mean the Intellectual Property Rights held by Infineon necessary for NEXX to make use of the license granted to it under this Agreement .

Section 2 - Licenses

2.1
License. Subject to the terms and conditions of this Agreement and for the term of this Agreement, Infineon hereby grants to NEXX a [*] license under Infineon Background IPR to use the [*] Device to make Licensed Products and to sell and offer to sell such Licensed Products to its customers.

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2.2
License Start Date. The License granted under the foregoing Section 2.1 shall come into force and effect as of January 1, 2014. Any use by NEXX prior to the License Start Date is expressly prohibited and will give rise to any and all remedies available to Infineon under this Agreement and under all applicable statutory laws, unless NEXX has executed the option to use the license granted hereunder prior to the five years exclusive period as set forth in the Development Agreement, Section 11.2.

2.3	No Sublicense. NEXX shaft not have the right to sublicense the rights granted hereunder to any third party other than "Subcontractors" approved in writing by Infineon under the Development Agreement.

2.4
PARTNER AGREES THAT THE SCOPE OF THE LICENSES GRANTED BY INFINEON IN THIS AGREEMENT IS LIMITED TO INFINEON'S INTELLECTUAL PROPERTY RIGHTS EMBODIED IN THE [*] DEVICE NO OTHER LICENSE, EXPRESS OR IMPLIED, BY ESTOPPEL OR OTHERWISE, TO ANY OTHER INFINEON OR TO ANY THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS IS GRANTED HEREIN. INFINEON RESERVES ALL RIGHTS NOT EXPRESSLY GRANTED.

Section 3 - Intellectual Property Rights

3.1
All rights, title and interest in and to the [*] Device (and any part thereof) and Documentation (and any part thereof), and any modifications, enhancements and/or derivatives thereof made by Infineon, except for the licenses expressly granted herein, shall remain wholly vested in Infineon or its third party licensors. NEXX acknowledges that it has no rights whatsoever in respect of the [*] Device save for those expressly granted to it by this Agreement

3.2	NEXX shall in any case use all reasonable efforts to safeguard Infineon's proprietary rights and the proprietary rights of Infineon's licensor(s) with regard to the [*] Device.

Section 4 + 5 doesn't apply-- [*] Device has already been delivered by NEXX to Infineon

Section 6 - Consideration, Payment Terms and Taxes

6.1
In consideration for the licensing of the [*] Device granted under Articles 2.1 above, NEXX shall pay to Infineon royalties on the Sales Price (as defined hereafter) in accordance with the following royalty schedule:

Year	Annual fee	Royalty percent	NEXX total net sales/year (assumptive)	Total royalty to Infineon (Calculation example)
2014	$ 150.000	4%	$12.000.000	$ 480.000 (=4%) + 150.000
				= $ 630.000
2015	$ 140.000	4%	$12.000.000	$ 480.000 (=4%) + 140.000
				= $ 620.000
2016	$ 120.000	3%	$12.000.000	$ 360.000 (=3%) + 120.000
				= $ 480.000
2017	$ 100.000	3%	$12,000.000	$ 360.000 (=3%) + 100.000
				= $ 460.000

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In case NEXX, with Infineon's consent, executes the option to use the license granted hereunder prior to the five years exclusive period as set forth in the Development Agreement, Section 11.2, the foregoing scheme for [*] shall apply throughout the entire license period.

6.2
With respect to the Licensed Products sold in normal arms-length commercial transactions by or for Licensee, "Sales Price" shall mean the aggregate selling price at which NEXX's customers are billed in the usual course of business for such Licensed Products. With respect to the Licensed Products sold in other than normal arms-length commercial transactions, Sales Price shall mean (i) the aggregate of the selling prices of the same quantities of similar or substantially similar products which are sold in normal arms-length transactions, or (ii) if there are no similar or substantially similar products so sold, twice the actual cost of manufacturing the product.

6.3
As long as NEXX is obliged to pay royalties and for a period of six (6) years thereafter, NEXX shall keep complete and accurate records relating to its manufacture and sale of Licensed Products. NEXX shall report to Infineon on [*] the total number of Licensed Products manufactured and sold or otherwise disposed of, the per unit royalty applicable and the total of royalties due. The reports shall be made not later than [*] following the [*] periods described above.

6.4
Infineon shall have the right to audit, through any certified public accountant selected by Infineon the records of NEXX. NEXX shall not be required to submit to any audit more than [*]. Infineon shall provide NEXX, as the case may be, [*] prior written notice of its election to conduct an audit, and any such audit shall be conducted during NEXX's normal business hours. NEXX agrees to assist the representatives of Infineon in conducting the audit without charge. If any audit reveals that NEXX has underpaid fees by [*] to Infineon, then NEXX shall bear all expenses reasonably incurred by Infineon in connection with the audit. Otherwise, Infineon shall bear its own expenses.

6.5	Royalty payments shall be made on or prior to the 30th day following the end of a calendar quarter of a year.

6.6
If any payment under this Agreement is not paid by the due date, then (without prejudice to Infineon's other rights and remedies) Infineon reserves the right to charge interest on such sum on a day to day basis from the due date to the date of payment at the rate of eight (8) per cent per annum above the "base rate" of the European Central Bank in force during the respective period of time.

6.7	No termination or expiration of this Agreement shall release NEXX from any payments accruing prior to the termination or expiration of this Agreement.

6.8
Any and all taxes, charges and/or other duties imposed by the laws of Austria on any payments to be made by NEXX to Infineon under or in connection with this Agreement, shall be borne and paid by NEXX.

Section 7-Warranty

The [*] Device is licensed to NEXX "AS IS" and Infineon makes no warranties related to the [*] Device, whether express, statutory, or implied, including but not limited to the implied warranties of merchantability and fitness for a particular purpose, and any implied warranties arising from course of dealing or usage of trade. Infineon does not warrant that the operation of the [*] Device will be uninterrupted or error-free, and any warranty that any use of the [*] Device does not infringe on any third party's Intellectual Property Rights is explicitly excluded.

[ * ] =Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 8 - Exclusions

8.1	Nothing contained in this Agreement shall be construed as:

i.	restricting the right of Infineon or any of its Affiliates to develop, make, use, sell, or otherwise dispose of any product;

ii.	an obligation of Infineon to file any patent application or to secure any patent or maintain any patent in force;

iii.
imposing on Infineon any obligation to institute against any third party any suit or action for infringement of any of its Intellectual Property Right, or to defend any suit or action brought by a third party which challenges or concerns the validity of any of Infineon's Intellectual Property Rights licensed hereunder;

iv.	the ability of NEXX to successfully use the [*] Device provided to NEXX hereunder for the making of Licensed Products;

v.	a warranty or representation by Infineon as to the quality, performance, economic success, merchantability, or fitness for a particular purpose of any of the Licensed Products;

8.2
THE FOREGOING SECTION 8.1 STATES THE ENTIRE LIABILITY OF INFINEON AND PARTNER, AND THE EXCLUSIVE REMEDY OF INFINEON AND PARTNER., WITH RESPECT TO INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS, EITHER STATUTORY OR EXPRESS OR IMPLIED. EXCEPT AS EXPRESSLY STATED IN THIS SECTION ALL WARRANTIES AGAINST INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS AS MENTIONED BEFORE ARE HEREBY DISCLAIMED TO THE FULLEST EXTENT PERMITTED BY LAW.

Section 9 - Confidentiality

9.1           Unless otherwise expressly provided for herein either Party hereto undertakes to keep confidential, even after termination of this Agreement, any information and data, including but not limited to any kind of business, commercial or technical information and data disclosed between the Parties in connection with this Agreement, irrespective of the medium in which such information or data is embedded which shall

• if in written form, be marked "Confidential" or similarly by the disclosing Party before being turned over to the receiving Party,

• if orally disclosed be identified as such prior to disclosure and summarized in writing by the disclosing Party and said summary will be given to the receiving Party within [*] of the subject oral disclosure. In case of disagreement, the receiving Party must make any objections to the contents of the summary, in writing, within [*] of receipt.

Such information will hereinafter be referred to as "Confidential Information". Any idea, algorithm or principle underlying the [*] Device shall by its nature deemed to be Confidential Information irrespective of being identified as such or not.

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9.2           The obligation as per Section 9.1 above shall, however, not apply to any information which:

•	is already in the public domain or becomes available to the public through no breach by a Party to this Agreement;

•	was rightfully in the receiving Party's possession without obligation of confidentiality prior to receipt from the disclosing Party as proved by the written records of the receiving Party;

•	can be proved to have been rightfully received by the receiving Party from a third Party without obligation of confidentiality;

•	is independently developed by the receiving Party as proved by its written records;

•
is in writing and not marked with a legend indicating the same is confidential, or if disclosed in non-tangible form, is not summarized in writing and marked "Confidential" or "Proprietary" within [*] of the disclosing Party's disclosure; or

•
is required to be disclosed by any law or regulation, or by the decree of any competent tribunal; provided that the disclosing Party shall limit its disclosure to the information required to be disclosed and shall give notice to the other Party prior to such disclosure and assist such Party in seeking protection of the information to be disclosed.

9.3
The Confidential Information shall be treated by the receiving Party with the same degree of care to avoid disclosure to any third Party as is used with respect to the receiving Party's own information of like importance which is to be kept confidential.

9.4
The receiving Party shall use the disclosing Party's Confidential Information only for the implementation of this Agreement and will derive no rights of any kind, in particular no rights of prior use, from the fact that it as a result of the Confidential Information may possibly obtain knowledge of patentable inventions for which the other Party may possibly apply for intellectual property rights.

9.5
The receiving Party shall disclose Confidential Information only to those of its own and its Affiliates' employees, who have a reasonable need to know said Confidential Information and who are bound to confidentiality by their employment agreements or otherwise. The receiving Party may also disclose Confidential Information to those subcontractors authorized by Infineon who have a reasonable need to know said Confidential Information for the execution of the rights and obligations under this Agreement, provided that such persons have entered into a written agreement with the receiving Party containing obligations of confidentiality that are no less restrictive than the obligations imposed on the Parties hereunder.

9.6
To the extent NEXX must process personal data during its work on the subject matter of this Agreement, it shall observe data protection laws, arrange data security measures with Infineon, and enable Infineon to acquire information regarding compliance with such arrangements.

9.7
Upon termination or expiration of this Agreement, each Party will upon respective request of the other Party immediately return to the other Party the Confidential Information in tangible form including any copies thereof or confirm in writing that such information and any copies thereof have been destroyed.

9.8	On termination or expiration of the Agreement, each Party will upon respective request of the other Party immediately return to the other Party the Confidential Information in tangible form

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including any copies thereof or confirm in writing that such information and any copies thereof have been destroyed.

9.9          This Section 9 shall survive any termination or expiration of this Agreement.

Section 10 - Limitation of liability

10.1	Each Party will without limit be liable for personal injury for which the Party can be held responsible.

10.2
EXCEPT FOR NON-COMPLIANCE WITH THE PAYMENT OBLIGATIONS, THE OBLIGATIONS UNDER SECTION 2, SECTION 9, INTENTIONAL BREACH OF CONTRACT OR WHENEVER PARTNER UNDERTAKES LIABILITY FOR ITS AFFILIATES, SUBCONTRACTORS OR SUBLICENSEES HEREUNDER, NEITHER PARTY SHALL BE LIABLE, WHETHER IN CONTRACT, WARRANTY, FAILURE OF A REMEDY TO ACHIEVE ITS ESSENTIAL PURPOSE, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY), INDEMNITY, OR ANY OTHER LEGAL OR EQUITABLE THEORY, FOR DAMAGE TO OR LOSS OF OTHER PROPERTY OR EQUIPMENT, BUSINESS INTERRUPTION OR LOST REVENUE, LOSS OF PROFITS OR SALES, COST OF CAPITAL, FOR ANY LOSS OF USE, FOR ANY LOSS OR CORRUPTION OF DATA OR FOR ANY SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES OR FOR ANY OTHER LOSS, COSTS OR EXPENSES OF A SIMILAR TYPE; EVEN IF THE PARTY SOUGHT TO BE HELD LIABLE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL INFINEON BE LIABLE FOR THE COST OF PROCUREMENT OF SUBSTITUTE GOODS.

10.3
EXCEPT FOR NON-COMPLIANCE WITH SECTION 9, INFINEON'S and NEXX's LIABILITY HEREUNDER, WHETHER IN CONTRACT, WARRANTY, FAILURE OF A REMEDY TO ACHIEVE ITS ESSENTIAL PURPOSE, INDEMNITY, OR ANY OTHER LEGAL OR EQUITABLE THEORY, WILL IN NO EVENT EXCEED THE AMOUNT OF ONE HUNDRED THOUSAND DOLLARS ($ 100,000) FOR ALL LIABILITY IN THE AGGREGATE ARISING UNDER THIS AGREEMENT.

10.4	ANY LIABILITY OF INFINEON SHALL BE EXCLUDED IF PARTNER DOES NOT NOTIFY INFINEON IN WRITING OF ITS CLAIMS WITHIN SIX MONTHS AFTER BEING AWARE OF SUCH RIGHTS.

10.5	THE LIMITATIONS AND EXCLUSIONS SET FORTH IN THIS SECTION 10 SHALL NOT APPLY IN THE CASE OF INFINEON'S WILLFUL MISCONDUCT.

10.6	This Section 10 shall survive any termination or expiration of this Agreement.

Section 11 - Force Majeure

Neither Party shall be liable to the other for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by force majeure such as, but not limited to, riots, civil commotion's, wars, strikes, lock-outs, hostilities between nations, governmental laws, orders or regulations, actions by the government or any agency thereof, storms, fires, sabotages, explosions or any other contingencies beyond the

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reasonable control of the respective Party and of its sub-contractors (hereinafter referred to as "Force Majeure"). In such events, the affected Party shall immediately inform the other Party of such circumstances together with documents of proof and the performance of obligations hereunder shall be suspended during, but not longer than, the period of existence of such cause and the period reasonably required to perform the obligations in such cases. Unavailability of funds shall not be deemed Force Majeure.

Section 12 - Arbitration

12.1
Any differences or disputes arising out of or in connection with this Agreement or out of or in connection with agreements regarding its performance, including any questions regarding the existence, validity or termination of this Agreement or agreements regarding its performance, during the term of this Agreement or thereafter shall be settled by an amicable effort of both Parties. An attempt to arrive at a settlement shall be deemed to have failed as soon as one of the Parties so notifies the other Party in writing.

12.2
If an attempt at settlement has failed, the dispute shall be finally settled finally and through binding arbitration under the Rules of the International Chamber of Commerce, ICC Paris (hereinafter referred to as "Rules") by one arbitrator up to an amount of one million Euro and by three arbitrators beyond an amount of one million Euro in accordance with the Rules.

12.3
Each Party shall nominate one arbitrator for confirmation by the competent authority under the applicable Rules (Appointing Authority). Both arbitrators shall agree on the third arbitrator within thirty (30) days. Should the two arbitrators fail, within the above time-limit, to reach agreement on the third arbitrator, such third arbitrator shall be appointed by the Appointing Authority.

12.4	The seat of arbitration shall be Zurich Switzerland. The procedural law of this seat shall apply where the Rules are silent.

12.5	The language to be used in the arbitration proceeding shall be English.

Section 13 - Applicable law

This Agreement and all of the respective Annexes hereunder shall be governed by and construed in accordance with the law in force in Switzerland without reference to its conflicts of law provisions. Whenever the English legal meaning differs from the Austrian legal meaning of a term used in this Agreement the Austrian legal meaning shall prevail. The application of the United Nations Convention on Contracts for the International Sale of Goods of April 11, 1980 shall be excluded.

Section 14 - Term of the Agreement

14.1
The term of this Agreement shall be valid upon signature by both Parties ("Effective Date"). Unless extended by written agreement or terminated under Section I6 this Agreement shall expire eight (8) years from the signature date ("Expiration").

14.2
All payment obligations of NEXX accrued prior to Expiration of this Agreement and the stipulations of Section 6 relating thereto shall remain in effect. Articles 1, 2.2, 3, 6, 7, 8, 9, 10, 12, 13, 14.2 shall survive any Expiration of this Agreement.

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Section 15 - Termination

15.1
This Agreement may by written notice be forthwith terminated by a Party having such right as herein provided, without prejudice to any other rights such Party may have, upon the occurrence of either one or more of the following events stated below:

•
by either Party in the event that the other has failed substantially to perform a material contractual obligation, provided that such default is not remedied to the terminating Party's reasonable satisfaction, within [*] after written notice to the other Party specifying the nature of such default and requiring remedy of the same.

•
by either Party in the event that the other Party voluntarily files a petition in bankruptcy or has such a petition involuntarily filed against it (which petition is not discharged within thirty (30) days after filing), or is placed in an insolvency proceeding, or if an order is issued appointing a receiver or trustee or a levy or attachment is made against a substantial portion of its assets which order shall not be vacated, or set aside within thirty (30) days from date of issuance, or if any assignment for the benefit of its creditors is made, provided however, all sublicenses granted to sublicensees shall remain in full force and effect.

15.3
Upon termination or expiration of this Agreement, NEXX shall pay Infineon immediately any amounts due to Infineon, if any, and cease any use of the [*] Device. All obligations of NEXX accrued prior to termination, and those obligations relating to confidentiality, protection of the [*] Device and restriction to use shall survive termination.

Section 16 - Assignment

Infineon and NEXX may freely assign or transfer this Agreement to an Affiliate or in any manner without the prior written consent of the other party as part of a transfer of all or of a substantial part of the activities to which the subject matter of this Agreement pertains whether by sale, merger, corporate reorganization or consolidation.

Section 17 - Miscellaneous

17.1	Written Form

This Agreement shall not be modified or amended except by a written agreement dated subsequently to the date of this Agreement and signed on behalf of Infineon and NEXX by their respective duly authorized representatives as an amendment hereto. This requirement of written form can only be waived in writing.

17.2	No Exclusivity

Nothing in this Agreement shall constitute any exclusivity between the Parties regarding the subject matter of this Agreement. Therefore, for avoidance of any doubt, Infineon shall be free to provide and deliver the same or similar [*] Device to any third party subject to the Confidentiality provisions in this Agreement.

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17.3	General Terms and Conditions not applicable

General Terms and Conditions of Infineon or NEXX, if any, shall not apply within the scope of this Agreement.

17.4	No Agency

The Parties are independent contractors and nothing in this Agreement is intended or shall be construed as to one Party being considered or permitted to be an agent, partner, or joint venturer of the other Party. Except as specified herein, neither party shall have the right, power or implied authority to create any obligation or duty, express or implied, on behalf of the other Party hereto.

17.5	Notices

Any notices permitted or required hereunder shall be made in the English language by registered mail or by telefax and confirmed by registered mail to the following addresses or such other addresses as submitted by a Party to the other from time to time in writing:

If to NEXX: NEXX Systems, Inc. Att: Stan Piekos CFO 900 Middlesex Turnpike Bldg 6 Billerica MA 01821-3929 With a copy to: Mintz Levin Att:Neil Aronson One Financial Center Boston MA
If to Infineon:

Infineon Technologies Austria AG
Att: Petra Darnhofer-Demar/ IFAG LP L 3
Siemensstrasse 2
9500 Villach
Austria

With a copy to:

Infineon Technologies AG
Att: Nikolaus Sieveking/ IFAG LP L 3
85579 Neubiberg,
Germany

17.6        Explicit Grants

Except as specifically provided for in this Agreement, no rights or licenses of any kind (whether express or implied) are granted hereunder.

17.7        Non-Waiver

No express or implied waiver by any of the Parties to this Agreement of any breach of any term, condition or obligation of this Agreement shall be construed as a waiver of any subsequent or continuing breach of that term, condition or obligation or of any other term, condition or obligation of this Agreement of the same or of a different nature. Any waiver, consent, or approval of any kind regarding any breach, violation, default, provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

17.8        Entire Agreement

This Agreement and all Annexes referred to herein, constitutes the entire agreement between the Parties with respect to the subject matter therein described, and supersedes any prior or simultaneous communications, representations or agreements with respect hereto, whether oral or written.

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17.9        Press Releases

Press releases or other information on the conclusion/content of this Agreement shall only be made available to third parties, in particular press agencies, with the prior written consent of the other Party hereto.

17.10     Severability

If any provision of this Agreement is held to be invalid, illegal or unenforceable under applicable law the remaining provisions shall continue to be in full force and effect. The Parties undertake to replace the invalid provision or parts thereof by a new provision which will approximate as closely as possible the economic result intended by the Parties.

Section 18 - List of Annexes

Annex 1 –	[*] Device - Infineon Technologies Austria AG Tool and Process Specification to Development Agreement between NEXX Systems, Inc. and Infineon Technologies Austria AG

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their respective duly authorized representatives.

Villach, ___________ 2009 Infineon Austria AG /s/ Mag. Monika Kircher Kohl Mag. Monika Kircher-Kohl	10/16/2009 NEXX Systems, Inc. /s/ Stanley D. Piekos Chief Executive Officer

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ANNEX 1 to Development Agreement between NEXX Systems. Inc. and Infineon Technologies

Infineon Technologies Austria AG

Tool and Process Specification

[*]
On Nexx – Stratus S200

by and between

NEXX Systems, Inc., USA
(hereinafter referred to as “NEXX”)

and

Infineon Technologies Austria AG, Austria
(hereinafter referred to as “IFX”)

[ * ] =Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Table of Content

1 GENERAL SYSTEM SPECIFICATIONS	4
1.1 System Configuration/ Equipment Type Stratus S200	4
1.1.1Overview of the tool:	4
1.1.2 [*]	4
1.1.3 [*]	6
1.1.4 [*]	6
1.1.5 [*]	7
1.1.2.1 [*]	8
1.1.2.2 [*]	8
1.1.2.3 [*]	8
1.1.2.4 [*]	8
1.1.6 [*]	9
1.1.7 [*]	9
1.1.8 [*]	9
1.1.9 [*]	10
1.2 Software Control System	11
1.2.1 Operation Modes	13
1.3 Hardware of the Control System	14
1.4 Procedure/Description of the Regular Usage	14
1.5 Procedure/Description of the Irregular Usage	14

2 FEEDS AND DRAINS	15
2.1 General	15
2.2 Exhaust Lines	15
2.3 Drains	16
2.4 Feeds/ Internal Pipes	18

3 PROCESS REQUIREMENTS	19
3.1 [*]	19
3.2 [*]	19
3.3 [*]	20
3.3.1 [*]	20
3.3.2 [*]	20
3.3.3 [*]	21
3.4 [*]	21
3.4.1 [*]	21
3.4.2 [*]	21
3.4.3 [*]	21
3.5 [*]	22
3.5.1 [*]	22
3.5.2 [*]	22
3.6 [*]	22
3.7 [*]	22

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4 TECHNICAL REQUIREMENTS	23
4.1 Contamination Specifications	23
4.2 Hardware Specifications	23
4.2.1 [*]	23
4.2.2 [*]	23
4.2.3 [*]	23
4.2.4 [*]	23
4.3 RAM Requirements (Reliability, Availability, Maintainability)	24
4.3.1Production Reliability Quantities	24
4.3.2 [*]	24

5 SCHEDULES AND PROCEDURE OF EQUIPMENT EVALUATION	25
5.1 Shipment Release at the Vendor site	25
5.2 Installation Procedure:	25
5.3 Process acceptance:	26
5.4 Tool Evaluation:	26
5.5 Tool Performance Acceptance:	26

6 SERVICE	27

7 TRAINING	28

8 PARTS AND CONSIGNMENT STOCK	29
8.1 Parts	29
8.2 Consignment Stock	29

9 UPGRADES/UPDATES	29

10 DOCUMENTATION	30
10.1 Documentation for Infineon Technologies	30
10.2 Documentation	30

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Tool Specification for [*]

1             General System Specifications

[*]

1.1           System Configuration / Equipment type Stratus S200

1.1.1       Overview of the tool:

[*]

1.1.2        Layout of dimensioning

[* Two pages omitted]

1.1.3       [*]

[*]

1.1.4       [*]

[*]

1.1.5       [*]

[*]

1.1.2.1   [*]

[*]

1.1.2.2   [*]

[*]

1.1.2.3   [*]

[*]

1.1.2.4   [*]

[*]

1.1.6       [*]

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[*]

1.1.7       [*]

[*]

1.1.8       [*]

[*]

1.1.9       [*]

[*]

1.2           Software Control System

[* Two pages omitted]

1.2.1       Operation Modes

a.	Automatic Mode

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b.	Manual Mode

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1.3           Hardware of the Control System

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1.4           Procedure/Description of the Regular Usage

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1.5           Procedure/Description of the Irregular Usage

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2             Feeds and Drains

2.1           General

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2.2           Exhaust Lines

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2.3           Drains

[* Two pages omitted]

2.4           Feeds / Internal Pipes

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3             Process Requirements

3.1           [*]

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3.2           [*]

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3.3           [*]

3.3.1       [*]

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3.3.2       [*]

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3.3.3       [*]

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3.4           [*]

3.4.1       [*]

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3.4.2       [*]

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3.4.3       [*]

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3.5           [*]

3.5.1       [*]

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3.5.2       [*]

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3.6           [*]

 [*]

3.7           [*]

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4             Technical Requirements

4.1           Contamination Specifications

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4.2           Hardware Specifications

4.2.1       [*]

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4.2.2       [*]

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4.2.3       [*]

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4.2.4       [*]

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4.3           RAM-Requirements (Reliability, Availability, Maintainability)

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4.3.1       Production Reliability Quantities

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4.3.2       [*]

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5             Schedules and Procedure of Equipment Evaluation

5.1           Shipment Release at the Vendor site

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5.2           Installation Procedure

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5.3           Process acceptance

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5.4           Tool Evaluation

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5.5           Tool Performance Acceptance

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6             Service

•	Service location: Germany (TELTEC semiconductor technic GmbH, 74535 Mainhardt, Germany)

•
NEXX guarantees at least to support with one engineer onsite covering both service and process onsite during the evaluation period. For the remaining warranty period NEXX guarantees to support with one service engineer onsite within 24 hours from the time of initial notification by Infineon,

•	Regular technical support available: Monday to Friday from 8 am - 5 pm (8 hrs a day). Public holidays excluded. During vacations NEXX/Teltec team will provide secondary coverage.

[ * ] =Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•	Telephone support is 24x7

•
When additional technical support is required NEXX guarantees an on site support at the premises of IFX within 24 hours from-the time of initial notification by TX For this purpose NECX will establish an on-call service for urgent cases enabling IFX to obtain a phone support even outside normal working hours respectively during weekends and public holidays.

•	NEXX will provide a staffing level necessary to maintain the tool to the performance levels as defined in the Tool and Process Specification.

•	In case the specifications are not met, the NEXX team has to provide full service and process support to solve the problems.

•	Staff changes should be avoided if possible and if necessary should be notified in writing at least one week in advance.

•	If on-site engineer has nothing to do for more than 24 hours he may leave the site but has to return within 24 hours after notification.

7             Training

The cost for [*] training credits (1 credit = 1 person/day) at Nexx Billerica/MA has to be fully covered by [*]. Training credits are at least [*] valid. All travel expenses are the responsibility of [*].

8             Parts and Consignment Stock

8.1           Parts

[*]

8.2           Consignment Stock

[*]

9              Upgrades/Updates

•
NEXX agrees to advise IFX in writing of any corrected version, redesign or technical enhancement on hard- and software (“Updates and/or Upgrades”) that are available at NEXX within [*] of the release. This notification will include all applicable drawings, documentation and evaluation data detailing the impact of the change to IFX.

•	Upgrades / updates which are necessary to meet agreed conditions are available [*]. This applies also, after the expiration of the warranty.

[ * ] =Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•	All operation software upgrades / updates will be delivered [*] during the evaluation and warranty periods.

•	All Updates and Upgrades are subject to approval by IFX prior to installation.

•	During the warranty period all Upgrades and Updates available at NEXX will be provided to Infineon [*].

10           Documentation

10.1        Documentation for Infineon Technologies

Latest and complete technical documentation in English have to accompany the delivery of the equipment (installation manuals as soon as possible before delivery) in clean room paper and in digital version.

Documentation to contain at:

•
Installation manuals including work space requirements, charging / equipment supply, additional equipment, constructional work, necessary discharging equipment, lifting gear, safety equipment required for the installation of the equipment.

•	system built schedule

•	system installation schedule

•	technical data sheet/equipment master data

•	function descriptions

•	operating instructions

•	program description

•	process description

•	flow diagram

•	connection diagrams

•	installation diagrams

•	[*]

•	[*]

•	[*]

•	cleaning plans

[ * ] =Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•	maintenance instructions

•	trouble-shooting guide

•	stock list with available parts and notification of delivery time

•	training instructions (for process, service and operator) and training program

Data medium: 1 set on clean room paper, 1 set CD ROM and Autocad viewer free of charge

10.2        Documentation

During the lifetime of the equipment the documentation will be updated immediately with the hard- or software changes, so that it is possible to order without problems spare parts at any time.

Specification acceptance:
Infineon Technologies AG, Germany	Nexx Systems, Inc., USA
/s/ Michael Melzl	/s/ David Volfson
Name: Michael Melzl	Name: David Volfson
Date: 18/09/08	Product Manager 9-12-08